UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 3, 2019

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.
001-38515	Evergy, Inc.	82-2733395
(a Missouri corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Evergy, Inc. common stock	EVRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As previously reported, on June 4, 2018, Evergy, Inc. (“Evergy”) consummated the transactions contemplated by the Amended and Restated Agreement and Plan of Merger dated as of July 9, 2017 by and among Evergy, Great Plains Energy Incorporated (“Great Plains Energy”), Westar Energy, Inc. (“Westar Energy”) and certain other parties, pursuant to which Great Plains Energy merged with and into Evergy, with Evergy continuing as the surviving corporation, and Westar Energy became a wholly-owned subsidiary of Evergy (the “Merger”). For accounting purposes, Westar Energy was deemed to have acquired Great Plains Energy, and for reporting purposes, Westar Energy was deemed to be the predecessor of Evergy.

This Current Report on Form 8-K is being filed to present certain unaudited pro forma financial information of Evergy relating to the Merger.

Item 9.01	Financial Statements and Exhibits

9.01(a) Pro Forma Financial Information

The unaudited pro forma condensed consolidated combined financial information of Evergy for the year ended December 31, 2018 is attached as Exhibit 99.1 and is incorporated by reference into this Form 8-K. A pro forma balance sheet is not required under Article 11 of Regulation S-X as the Merger is reflected in Evergy’s consolidated balance sheets as of June 30, 2019 contained in Evergy’s Form 10-Q for the quarterly period ended June 30, 2019.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Unaudited pro forma condensed consolidated combined financial information of Evergy, Inc. for the year ended December 31, 2018.

Exhibit 104	The cover page from Evergy, Inc.’s Current Report on Form 8-K dated September 3, 2019, formatted in iXBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergy, Inc.

/s/ Lori A. Wright
Lori A. Wright
Vice President - Corporate Planning, Investor Relations and Treasurer

Date: September 3, 2019